                             CUSTODIAN SERVICES AGREEMENT

                                AMENDMENT NUMBER THREE

          THIS AGREEMENT is made as of the 6th, day of March 1992 by and between DFA INVESTMENT DIMENSIONS GROUP INC., a Maryland corporation (the "Fund"), and PROVIDENT NATIONAL BANK ("Provident"), a national banking association.

                                W I T N E S S E T H :

          WHEREAS, the Fund is registered as an open-end, diversified management investment company under the Investment Company Act of 1940, as amended (the "940 Act"), and

          WHEREAS, the Fund has retained Provident to provide certain custodian services pursuant to an Custodian Services Agreement dated as of June 19, 1989 and amended on February 26, 1990 and September 24, 1990 (the "Agreement") which as of the date hereof, is in full force and effect; and

          WHEREAS, Provident presently provides such services to three of the four Portfolios of the Fund that were in existence on June 19, 1989, and the Portfolios added on February 26, 1990 and September 24, 1990, which are defined in Section 1 of the agreement as the "Covered Portfolios"; and

          WHEREAS, the Fund has since organized a new Portfolio, designated "The U.S. 6-10 Small Company Portfolio", and the parties hereto desire that Provident shall provide such Portfolio with the same services that Provident provides to the five Portfolios of the Fund pursuant to the Agreement; and

          WHEREAS, Section 1 of the Agreement provides that Provident shall provide such services to any Portfolio organized by the Fund after the date of the Agreement as agreed to in writing by Provident and the Fund.

          NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound, the parties hereto agree as follows:

          1.   The Fund has delivered to Provident copies of

               (a) post-effective amendment number 20 of the registration statement of the Fund, as effective with the U.S. Securities and Exchange Commission on March 6, 1992, wherein The U.S. 6-10 Small Company Portfolio is described;

               (b) The exhibits to such post-effective amendment consist of Articles Supplementary to the Articles of Incorporation, amendments to the bylaws, the form of investment advisory agreement, specimen stock certificate, all of which pertain to The U.S. 6-10 Small Company Portfolio; and

               (c) Amendment Number Four dated March 6, 1992 of each of the following agreements:

                    (i) the Transfer Agency Agreement between the Fund and Provident Financial Processing Corporation ("PFPC") dated as of June 19, 1989; and

                    (ii) the Administration and Accounting Services Agreement between the Fund and PFPC dated as of June 19, 1989.

          2.   The Agreement hereby is amended effective March 6, 1992 by:

               (a) adding the following words "and effective March 6, 1992, The U.S. 6-10 Small Company Portfolio" immediately after the words "The U.S. Large Company Portfolio", in the first sentence of Section 1 therein;

               (b) adding the following words, "and as amended March 6, 1992" after the words, "as amended September 24, 1990" in Section 2(j) therein;

               (c) deleting the following words, "September 24, 1990" and inserting in lieu thereof, "March 6, 1992" in Section 5(a)(v); and

               (d) adding a new sentence immediately following the third sentence of Section 25 as follows: "The foregoing provisions of this Section 25 notwithstanding, this Agreement with respect to The U.S. 6-10 Small Company Portfolio may be terminated by either party upon not less than 180 days prior written notice to the other party."

          3. The Fee Schedules of Provident applicable to the DFA Intermediate Government Bond Portfolio shall be as agreed in writing from time to time.

          4. In all other respects to Agreement shall remain unchanged and in full force and effect.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment Number Three to the Agreement to be executed by their duty authorized officers designated below on the day and year first above written.


                         DFA INVESTMENT DIMENSIONS GROUP INC.

                         By:  Michael T. Scardina
                              -------------------

                         PROVIDENT NATIONAL BANK

                         By:  Joseph Gramlich
                              ---------------